Exhibit 10.1

AMENDMENT TO RAYONIER INVESTMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES ("the Plan")

WHEREAS, Rayonier lnc. (the "Employer") maintains the Rayonier Investment and Savings Plan for Salaried Employees (the "Plan") for its employees;

WHEREAS, Rayonier Inc. has decided that it is in its best interest to amend the Plan;

WHEREAS, Section 14.0l(b) of the Plan authorizes the Employer to amend the selections under the Rayonier Investment and Savings Plan for Salaried Employees Adoption Agreement.

NOW THEREFORE BE IT RESOLVED, that the Rayonier Investment and Savings Plan for Salaried Employees Adoption Agreement is amended as follows. The amendment of the Plan is effective as of 1-1-2017.

1.	The Adoption Agreement is amended to read:

5-2	POST-SEVERANCE COMPENSATION. Total Compensation includes post-severance compensation, to the extent provided in Section l.14l(b) of the Plan.

☒ (a)	Exclusion of post-severance compensation from Total Compensation. The following amounts paid after a Participant's severance of employment are excluded from Total Compensation:

☒ (1)	Unused leave payments. Payment for unused accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if employment had continued.

☒ (2)
Deferred compensation. Payments received by an Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment and only to the extent that the payment is includible in the Employee's gross income.

[Note: Plan Compensation (as defined in Section 1.97 of the Plan) includes any post-severance compensation amounts that are includible in Total Compensation. The Employer may elect to exclude all compensation paid after severance of employment or may elect to exclude specific types of post-severance compensation from Plan Compensation under AA
§5-3.]

☐ (b)	Continuation payments for disabled Participants. Unless designated otherwise under this subsection, Total Compensation does not include continuation payments for disabled Participants.
Payments to disabled Participants. Total Compensation shall include post-severance compensation paid to a Participant who is permanently and totally disabled, as provided in Section 1.141(c) of the Plan. For this purpose, disability continuation payments will be included for:
☐ (1)    Nonhighly Compensated Employees only,
☐ (2)    All Participants who arc permanently and totally disabled for a fixed or determinable period.

© Copyright 2014	Massachusetts Mutual Life Insurance Company Page 1

EMPLOYER SIGNATURE PAGE

PURPOSE OF EXECUTION. This Signature Page is being executed for Rayonier Investment and Savings Plan for Salaried Employees to effect:

☐ (a)) The adoption of a new plan, effective__ [insert Effective Date of Plan]. [Note: Date can be no earlier than the first day of the Plan Year in which the Plan is adopted.]

☐ (b) The restatement of an existing plan, in order to comply with the requirements of PPA, pursuant to Rev. Proc. 2011-49.

(1)
Effective date of restatement: __. [Note: Date can be no earlier than January 1, 2007. Section 14.01(/)(2) of Plan provides for retroactive effective dates for all PPA provisions. Thus, a current effective date may be used under this subsection (I) without jeopardizing reliance.]

(2)	Name of plan(s) being restated:

(3)	The original effective date of the plan(s) being restated:

☒ (c)
An amendment or restatement of the Plan (other than to comply with PPA). If this Plan is being amended, a snap-on amendment may be used to designate the modifications to the Plan or the updated pages of the Adoption Agreement may be substituted for the original pages in the Adoption Agreement. All prior Employer Signature Pages should be retained as part of this Adoption Agreement.

(1)	Effective Date(s) of amendment/restatement: _ 1-1-2017________________________________________________ ______________

(2)	Name of plan being amended/restated: Rayonier Investment and Savings Plan for Salaried Employees_________________

(3)	The original effective date of the plan being amended/restated: 3-1-1994

(4)	If Plan is being amended, identify the Adoption Agreement section(s) being amended: Section 5-2(a) is amended to exclude unused leave from total compensation.

VOLUME SUBMITTER SPONSOR INFORMATION. The Volume Submitter Sponsor (or authorized representative) will inform the Employer of any amendments made to the Plan and will notify the Employer if it discontinues or abandons the Plan. To be eligible to receive such notification, the Employer agrees to notify the Volume Submitter Sponsor (or authorized representative) of any change in address. The Employer may direct inquiries regarding the Plan or the effect of the Favorable IRS Letter to the Volume Submitter Sponsor (or authorized representative) at the following location:
Name of Volume Submitter Sponsor (or authorized representative): Massachusetts Mutual Life Insurance Company__________________
Address: 1295 State Street Springfield. MA 01111-0001_____________________________________________________________________
Telephone number: (800) 309-3539
IMPORTANT INFORMATION ABOUT THIS VOLUME SUBMITTER PLAN. A failure to properly complete the elections in this Adoption Agreement or to operate the Plan in accordance with applicable law may result in disqualification of the Plan. The Employer may rely on the Favorable IRS Letter issued by the National Office of the Internal Revenue Service to the Volume Submitter Sponsor as evidence that the Plan is qualified under Code §401(a), to the extent provided in Rev. Proc. 2011-49. The Employer may not rely on the Favorable IRS Letter in certain circumstances or with respect to certain qualification requirements, which are specified in the Favorable
IRS Letter issued with respect to the Plan and in Rev. Proc. 2011-49. In order to obtain reliance in such circumstances or with respect to such qualification requirements, the Employer must apply to the office of Employee Plans Determinations of the Internal Revenue
Service for a determination letter. See Section 1.66 of the Plan.
By executing this Adoption Agreement, the Employer intends to adopt the provisions as set forth in this Adoption Agreement and the related Plan document. By signing this Adoption Agreement, the individual below represents that he/she has the authority to execute this Plan document on behalf of the Employer. This Adoption Agreement may only be used in conjunction with Basic Plan Document #04.
The Employer understands that the Volume Submitter Sponsor has no responsibility or liability regarding the suitability of the Plan for the Employer's needs or the options elected under this Adoption Agreement. It is recommended that the Employer consult with legal counsel before executing this Adoption Agreement.

Rayonier Inc.
(Name of Employer)

Shelby Pyatt	VP, HR and IT
(Name of authorized representative)	(Title)

/s/ SHELBY PYATT	1/17/2017
(Signature)	(Date)

© Copyright 2014	Massachusetts Mutual Life Insurance Company 1-1-2017